Company Press Release

Internet Stock Market Resources, Inc. announces Vasogen Inc. as newest member.

St. Petersburg, Fl. June 24, Internet Stock Market Resources, Inc. (OTC BB:
ISMR) is announcing the addition of Vasogen Inc., (OTC BB: VSOGF) to it's listed member organization.

Vasogen Inc. is developing and commercializing proprietary immune modulation therapies to advance the treatment of cardiovascular, autoimmune and related inflammatory diseases. In collaboration with leading university centers, Vasogen has an active research and development program for new products. The Company intends to commercialize its immune modulation therapies by partnering with established health care companies.

For on-line investor information on VSOGF go to:
http://www.internetstockmarket.com/corpprof/v/vsogf.html For general investor relations call: Trevor Burns at (905) 569-9065 or visit website at: http://www.vasogen.com

To receive UPDATES on ISMR's Emerging Companies subscribe by going to: http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Additional clients of Internet Stock Market Resources, Inc. who receive on-line investor relations services include: AltaChem Pharma (Alberta:AAF.AL), TMEX USA,Inc. (OTC BB: TMXU), Vital Living Products, dba American Water Service (OTC BB:VLPI),Corp HQ (OTC BB: COHQ), Fineline Properties (OTC BB: FNLN), eMedSoft.com (OTC BB: MDTK).

Internet Stock Market Resources, Inc, herewith states that no other company mentioned in this release is related to Vasogen Inc. nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., please contact: Budd Morris, Pres. Ph:
727.896.9696 or e-mail morrisb@internetstockmarket.com

Source: Internet Stock Market Resources, Inc. http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.